Exhibit 31.3

CERTIFICATIONS

I, William P. Livek, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of comScore, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ William P. Livek
William P. Livek
Chief Executive Officer
(Principal Executive Officer)

Date: April 29, 2020